Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-105191) pertaining to the ThermoGenesis Corp. Amended 1998 Employee Equity Incentive Plan, (Form S-8 Nos. 333-28653 and 333-08661) pertaining to the ThermoGenesis Corp. Amended 1994 Stock Option Plan, (Form S-8 Nos. 333-46911 and 333-37228) pertaining to the ThermoGenesis Corp. 1998 Employee Equity Incentive Plan, (Form S-8 No. 333-82900) pertaining to the ThermoGenesis Corp. Amended 1998 Employee Equity Incentive Plan, 2002
Independent Directors Equity Incentive Plan, and Non-Qualified Independent Director Stock Option Agreement, and (Form S-3 Nos. 333-61118, 333-23097, 333-01479, 333-44151, 333-72035, 333-95143, 333-86312, 333-104671 333-114130) of
ThermoGenesis Corp. and in the related Prospectuses of our report dated August 17, 2004, with respect to the financial statements and schedule of ThermoGenesis Corp. included in the Annual Report (Form 10-K) for the year ended June 30, 2004.


                                                           /s/ ERNST & YOUNG LLP
Sacramento, California
September 9, 2004


                                       61